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                                                   [Elected Vice President Form]

                          Amendment Dated July 19, 1993
                 to Employment Agreement Dated February 1, 1992
                 ----------------------------------------------

                   PALL CORPORATION, a New York Corporation ("the Company") and John D. Miller ("Executive") hereby agree that the Employment Agreement between them dated February 1, 1992 is hereby amended by changing ss. 3(b) thereof to read and provide as follows:

                   (b) Bonus Compensation. With respect to each fiscal year of the Company falling in whole or in part within the Term of Employment beginning with the fiscal year ending July 31, 1993, Executive shall be entitled to a bonus (in addition to his Base Salary) in such amount and computed in such manner as shall be determined by the Board of Directors but in no event shall the bonus payable to Executive under this ss.3(b) be less than an amount computed by applying to the fiscal year in question the following bonus formula:

                  "Bonus Compensation" means the amount, if any, payable to Executive under this ss.3(b).

                  "Average Equity" means the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of the Company as of the end of the fiscal year with respect to which Bonus Compensation is being computed hereunder and as of the end of the immediately preceding fiscal year (e.g., "Average Equity" to be used in computing Bonus Compensation for the fiscal year ending July 31, 1993 will be the average of stockholders' equity as of August 1, 1992 and July 31, 1993) except that the amount shown as the

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"equity adjustment from foreign currency translation" on each such consolidated balance sheet shall be disregarded and the amount of $3,744,000 shall be the equity adjustment (increase) from foreign currency translation used to determine stockholders' equity at each such year-end balance sheet date.

         "Net Earnings" means the after-tax consolidated net earnings of the Company and its subsidiaries as certified by its independent accountants for inclusion in the annual report to stockholders except that the restructuring charge in the amount of $17,301,000 (after tax) taken by the Company in fiscal 1993 shall be disregarded (i.e., shall not be treated as a charge to income) in determining Net Earnings for that year.

         "Return on Equity" means Net Earnings as a percentage of Average
Equity.

         For fiscal years 1993, 1994 and 1995, "Zero Bonus Percentage" shall mean a Return on Equity of 12.5%. For fiscal years 1993 and 1994, "Maximum Bonus Percentage" shall mean a Return on Equity of the following respective percentages:

                            Fiscal year 1993 - 18.5%

                            Fiscal year 1994 - 19.0%

For fiscal years after fiscal 1995 the Company shall determine the Zero Bonus Percentage, and for fiscal years after fiscal 1994 the Company shall determine the Maximum Bonus Percentage, consistent in each case with expected





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         results based upon the Company's normal projection procedures, or based on sound statistical or trend data, and the determination by the Company of such percentages shall be conclusive and binding on Executive.

If Return on Equity for the fiscal year in question is the Zero Bonus Percentage or less, no Bonus Compensation shall be payable. If Return on Equity equals or exceeds the Maximum Bonus Percentage, the Bonus Compensation payable to Executive shall be 70% of his Base Salary. If Return on Equity is more than the Zero Bonus Percentage and less than the Maximum Bonus Percentage, the Bonus Compensation shall be increased from zero percent of Base Salary towards 70% of Base Salary in the same proportion that Return on Equity increases from the Zero Bonus Percentage to the Maximum Bonus Percentage. Thus, for example, if Return on Equity for fiscal 1993 is 15.50% (the midpoint between 12.5% and 18.5%) the Bonus Compensation shall be an amount equal to 35% of Executive's Base Salary (the midpoint between zero percent of Base Salary and 70% of Base Salary).

                  The Bonus Compensation shall be paid in installments as follows:

                  (i) 50% of the estimated amount thereof in July of the fiscal year with respect to which the Bonus Compensation is payable (e.g., 50% in July 1993 with respect to Bonus Compensation for the fiscal year ending July 31, 1993), based on the then current projections of Return on Equity, and








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                  (ii) the balance thereof not later than January 15th next
         following the end of the fiscal year with respect to which the Bonus Compensation is payable.

                    With respect to any fiscal year of the Company which falls in part but not in whole within the Term of Employment, the Bonus Compensation to which Executive is entitled under this ss.3(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and the Bonus Compensation shall be payable with respect to the full fiscal year ending within such five-day period.

                                    * * * * *

                    Except as expressly amended hereby, said Employment Agreement dated February 1, 1992 shall remain in full force and effect in accordance with its terms.


                                                               PALL CORPORATION



                                              /s/       Eric Krasnoff
                                                 -------------------------------
                                                 Executive Vice President



                                              /s/        John D. Miller
                                                 -------------------------------
                                                 Executive


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